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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 13, 1998 on the 1997 consolidated financial statements of Cortland Bancorp and subsidiaries, which report is incorporated by reference in this form 10-K.




Youngstown, Ohio                          PACKER, THOMAS & CO.
March 25, 1998